SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                               STATE BANCORP, INC.
             (Exact name of Registrant as Specified in its Charter)

            New York                                         11-2846511
   (State or Other Jurisdiction of                        (I.R.S. Employer
    Incorporation or Organization)                      Identification Number)

                                 2 Jericho Plaza
                             Jericho, New York 11753
                                 (516) 465-2300
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)
                             ______________________

                            Daniel T. Rowe, President
                                 2 Jericho Plaza
                             Jericho, New York 11753
                                 (516) 465-2300
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)
                             ______________________

                                    Copy to:
                            Gerald P. Rosenberg, Esq.
                              Lamb & Barnosky, LLP
                        534 Broadhollow Road - C.S. 9034
                            Melville, New York 11747
                             ______________________

Approximate date of commencement of proposed sale to the public: July 10, 2000 or as soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /x/

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------



Title of                       Proposed         Proposed
Shares            Amount       Maximum          Maximum            Amount of
to be             to be        Offering Price   Aggregate          Registration
Registered        Registered   Per Share(1)     Offering Price(1)  Fee
----------        ----------   --------------   -----------------  ------------

Common Stock,
$5.00 par value    1,000,000           $12.50         $12,500,000        $3,300

--------------------------------------------------------------------------------

(1) Based on the Company's estimate of the market price of its Common Stock on June 26, 2000 and estimated solely for the purpose of determining the registration fee.

PROSPECTUS




                               STATE BANCORP, INC.

               Dividend Reinvestment and Stock Purchase Plan No. 2
                        --------------------------------

                        1,000,000 Shares of Common Stock

                                 $5.00 Par Value
                        --------------------------------

         This Prospectus relates to 1,000,000 shares of the $5.00 par value common stock ("Common Stock" or "common shares" or "shares") of State Bancorp, Inc. (the "Company") which may be issued under the Company's Dividend Reinvestment and Stock Purchase Plan No. 2 (the "Plan"). The Plan provides holders of the Company's Common Stock a simple and convenient way to purchase additional shares of Common Stock of the Company without payment of any brokerage commission.

         Participants in the Plan may:

         1. Have cash dividends on all or a specified number of their shares automatically reinvested; and

         2. Have the option of making additional cash payments from $100 to $10,000 per quarter.

         Participation in the Plan is entirely voluntary so that Shareholders may join the Plan and terminate their participation at any time. The Plan is administered for the Company by Norwest Bank Minnesota, N.A. (the "Plan Administrator").

         The Company is authorized to issue up to 1,000,000 shares of Common Stock, to be adjusted to give effect to stock dividends and splits, under the Plan.

         The securities offered are traded on the American Stock Exchange under the symbol STB.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
         SECURITIES AND EXCHANGE COMMISSION ("COMMISSION") OR ANY STATE
           COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                        --------------------------------
                  The date of this Prospectus is June 27, 2000

                               PROSPECTUS SUMMARY
                               ------------------

The Company
-----------

         State Bancorp, Inc. (the "Company") was incorporated under the laws of New York on November 25, 1985, for the purpose of acquiring all the outstanding capital stock of State Bank of Long Island (the "Bank"), in connection with the reorganization of the Bank into a one-bank holding company. The shareholders of the Bank voted at the annual meeting, held March 25, 1986, in favor of the formation of the Company, a one-bank holding company. The acquisition by the Company of 100% of the Bank, on a share for share basis, was consummated as of the close of business on June 24, 1986.

         The principal business of the Company is conducted through the Bank, which conducts its business in substantially the same manner as it had done before the effective date of the reorganization. The Bank accounts for substantially all of the consolidated assets and revenues of the Company. The Bank, which was organized in 1966, provides general banking services to residents and businesses located substantially in Queens, Nassau and Suffolk Counties, New York. The Bank offers checking accounts, all types of savings, time deposit, money market and IRA and KEOGH accounts.

         Credit services offered include commercial mortgages, commercial and installment loans, home equity lines of credit, residential mortgages and auto loans. In addition, the Bank provides merchant credit card services, access to annuity products, mutual funds, discount brokerage services and, through an association with U.S. Trust Company, a full range of wealth management and financial planning services. The Bank offers a consumer debit card with membership in a national ATM network and currently has ATMs at five of its nine branch locations. The Bank also offers its retail customers the ability to verify their account balances, affect transfers between accounts and access current deposit and loan rates through an automated telephone voice response system. Commercial customers can also access this same system or they may utilize Business Direct Access (BDA), the Company's real-time cash management system. Through BDA, business and municipal customers can perform all of the foregoing transactions as well as initiate wire transfers, ACH payments and stop payment orders from a personal computer.

         The Company is subject to supervision and regulation by the Board of Governors of the Federal Reserve System ("Federal Reserve Board") pursuant to the Bank Holding Company Act of 1956, as amended. The Bank is subject to periodic examination and regulation by the State of New York Banking Department and the Federal Deposit Insurance Corporation.

         The principal executive offices of the Company are located at 2 Jericho Plaza, Jericho, New York 11753.

The Offering; The Plan; Use of Proceeds
---------------------------------------

         The securities offered hereby are a maximum of 1,000,000 shares of Common Stock, to be adjusted to give effect to stock dividends and splits. The purpose of the offering is to provide holders of record of the Company's Common Stock with a simple and convenient method of investing cash dividends and voluntary cash contributions in additional shares of Common Stock with a simple and convenient method of investing cash dividends and voluntary cash contributions in additional shares of Common Stock through the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan").

         Detailed information concerning the Plan is provided under "Explanation of Dividend Reinvestment and Stock Purchase Plan", which should be reviewed carefully.

         Shares may be acquired for issuance pursuant to the Plan through purchases from the Company, through open market purchases, or through negotiated transactions. Open market purchases will be made by an independent purchasing agent retained to act as agent for Plan participants, and the purchase price will exclude all fees, brokerage commissions and other expenses. The Company will receive none of the proceeds from shares acquired for issuance pursuant to the Plan unless such acquisitions involve the purchase of shares from the Company. To the extent that any shares are purchased from the Company, such shares will consist of authorized but unissued shares or treasury shares. The proceeds of such sales will be added to the general funds of the Company and will be available for its general corporate purposes, including working capital requirements and contributions to the Company's banking subsidiary to support its anticipated growth and expansion.

         Reference is made to the accompanying questions and related answers (which are contained in the following "EXPLANATION OF DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN" section and considered part of this Prospectus) for information concerning the Plan. In the event of a conflict between the attached explanation and the Plan document, the latter will control. A copy of the Plan Document may be obtained from Brian K. Finneran, Secretary, State Bancorp, Inc., 699 Hillside Avenue, New Hyde Park, New York 11040, (516) 465-2200.

Effective Date of the Plan
--------------------------

          The Plan became effective on May 23, 2000 and will continue until terminated or revised in accordance with its terms.

          EXPLANATION OF DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
          ------------------------------------------------------------

Purpose
-------

1.       What is the purpose of the Plan?

         The Plan provides holders of the Company's common shares a simple and convenient method of investing cash dividends and voluntary cash payments in additional common shares of the Company without payment of brokerage commissions.

Advantages to Participants
--------------------------

2.       What are the advantages of the Plan to participants?

         Participants in the Plan may purchase common shares of the Company annually with reinvested cash dividends on all or a portion of the common shares registered in their names. Participants also may purchase common shares under the Plan with voluntary cash payments from $100 to $10,000 per quarter.

         All brokerage fees and commissions incurred in connection with purchases of common shares under the Plan will be paid by the Company. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to a participant's account. In addition, dividends in respect of such full and fractional shares will be credited to a participant's account and automatically reinvested in additional common shares.

         All shares purchased under the Plan will be held in safekeeping free of charge by the Plan Administrator unless the participant requests a certificate for such shares in writing. The Plan Administrator provides participants with quarterly statements of account.

Administration
--------------

3.       Who administers the Plan?

         Subject to the Company's right to terminate and appoint in its place another bank or corporation to serve as "Plan Administrator", Norwest Bank
Transfer Services presently serves in such capacity. The Plan Administrator administers the Plan, keeps records, sends statements of account to participants and performs other duties relating to the Plan. All correspondence relating to the Plan should be directed to:

                             Norwest Bank Minnesota
                             Shareowner Services
                             Dividend Reinvestment Department
                             P.O. Box 64856
                             South St. Paul, MN 55164-0856
                             1-800-468-9716

Participation
-------------

4.       Who is eligible to participate?

         All United States resident holders of common shares of the Company are eligible to participate and may join the Plan by signing the Authorization Form, additional copies of which may be obtained at any time by contacting the Plan Administrator, and returning the form to the Plan Administrator. Stockholders with shares held in "street name" should contact their broker in order to participate in the Plan. The Company reserves the right, however, to refuse an applicant's request to enroll, or to terminate a participant's participation in the Plan, for any reason whatsoever, including for the reason that a shareholder resides in a state which has laws that would need to be complied with as a result of the applicant or participant's participation in the Plan and such laws are deemed by the Company to be too burdensome or costly with which to comply.

5.       When may a shareholder join the Plan?

         Subject to the conditions set forth in question and answer 4, above, a shareholder may join the Plan at any time. Dividends on all participating shares will be reinvested on the next reinvestment date (see Question 13) after the Plan Administrator receives the Authorization Form, provided the form is received on or before the dividend record date. Otherwise, purchases of common shares under the Plan will begin on the next subsequent reinvestment date. Quarterly dividend payment dates are expected to be made in the months of January, April, July and October and the dividend record date generally precedes the dividend payment date by approximately one month.

6.       What does the Authorization Form provide?

         By signing and returning the Authorization Form to the Plan Administrator, a participant directs the Plan Administrator to reinvest dividends on all or a portion of the common shares held of record by the participant and to invest voluntary cash payments in additional common shares of the Company. Cash dividends on shares credited to a participant's account under the Plan are automatically reinvested to purchase additional common shares.

Records
-------

7.       What reports will be sent to participants?

         To the extent there is any activity in an account during any given calendar quarter, such participant will receive a statement of his or her account describing cash dividends and voluntary cash payments received, the number of shares purchased, the average price per share and total shares accumulated under the Plan. In addition, each participant will receive copies of the Company's annual and periodic reports to Shareholders, proxies and proxy statements and other correspondence sent to Shareholders generally. Each participant will also receive any supplements to or updates of the current prospectus for the Plan.

Voluntary Cash Payments
-----------------------

8.       What is the voluntary cash payment option?

         A participant in the Plan has the option to invest from $100 to $10,000 per quarter under the Plan to purchase additional common shares of the Company. The same amount need not be invested each time and there is no obligation to make any cash payments.

9.       How are the cash payments made?

         A voluntary cash payment is made by forwarding a check or money order payable to Norwest Bank Minnesota, N.A., or its successor Plan Administrator, subsequent to submitting a completed Authorization Form when enrolling, or thereafter, with the payment form which will be attached to each statement of account. All voluntary cash payments, whether submitted with initial enrollment or subsequent to initial enrollment, should be forwarded so that they are received prior to the end of any calendar quarter. The cash will be invested in full and fractional common shares during the first ten days after the end of the calendar quarter in which the voluntary payment is received. If a payment is received within the first few days of the beginning of any calendar quarter, an attempt will be made to invest such cash within the first ten days of such calendar quarter, however, there can be no assurance that such cash will not be invested until the first ten days after the end of the calendar quarter in which it is received by the Plan Administrator.

10. Will interest be paid on cash payments received prior to the investment date?

         No. For that reason, the Company urges participants to send their payments so as to reach the Plan Administrator prior to, but as close as possible to, a calendar quarter end (i.e., prior to December 31, March 31, June 30 and September 30). Of course, sufficient time should be allowed for the payment to reach the Plan Administrator.

11. May a shareholder elect to make only voluntary cash payments under the Plan?

         No. Participation in the Plan is limited to Shareholders who participate in the dividend reinvestment portion of the Plan.

Cost
----

12. Are there any expenses to participants in connection with purchases under the Plan?

         No. The Company will pay all brokerage fees and commissions incurred in connection with purchases of common shares and all other costs of administration of the Plan.


Purchases
---------

13.      How will purchases be made?

         On each dividend payment date the Company will pay to the Plan Administrator the total amount of dividends payable on common shares which a participant has specified are to be included in the Plan, plus the dividends payable on the common shares which have been credited to the participant's account under the Plan. The Plan Administrator will use the amount of any cash dividend, in addition to the participant's voluntary cash payments, if any, to purchase common shares of the Company in the open market or in negotiated transactions at such prices and other terms, and from or through such brokers or dealers, as the Plan Administrator may determine from time to time. The Company reserves the right to direct the Plan Administrator to make all or part of its purchases under the Plan for that particular quarter from the Company's authorized but unissued common shares. Purchases of shares will be made as soon as practicable on or after each dividend payment date, but in no event more than 30 days after each such date. Full and fractional shares will be allocated to each participant's account after the date on which the Plan Administrator has purchased sufficient shares to cover the quarterly purchases for all participants under the Plan.

14.      How will the price of shares be determined?

         The purchase price of common shares purchased in the open market or in negotiated transaction will be the price paid by the Plan Administrator for such shares (not including brokerage fees or commissions). The Company will bear the cost of all brokerage fees and commissions on purchases under the Plan. The price of common shares purchased from the Company will be determined at the sole discretion of the Company, but shall not be less than ninety-five (95%) percent of the closing bid price for shares of Common Stock as quoted on the American Stock Exchange (or any successor Exchange on which the Company's common stock is traded) on the last business day of the calendar quarter immediately preceding the purchase date. The purchase price per share allocated to each participant of Common Stock purchased on the open market shall normally be the weighted average of all Common Stock so purchased under the Plan each quarter.

15.      How many common shares will be purchased for participants?

         Each participant's account will be credited with that number of full and fractional common shares derived by dividing the amounts to be invested for such participant by the total amount invested for all participants for that particular dividend payment date and multiplying the resulting quotient by the total number of shares purchased.

Dividends on Fractional Shares
------------------------------

16.      Will participants be credited with dividends on fractional shares?

         Yes. Dividends on fractional shares will be credited to a participant's account and shown on the quarterly statement.

Certificate for Shares
----------------------

17.      Will certificates be issued for common shares purchased?

         Common shares purchased under the Plan will be registered in the name of the Plan Administrator or its nominee, as agent for participants in the Plan, and certificates for such shares will not be issued to participants unless requested in writing. This procedure protects against loss, theft or destruction of stock certificates.

         Certificates for any number of full shares credited to an account under the Plan will be issued after receipt of a written request to the Plan Administrator (see Question 3) signed by the participant (or participants if a joint registration). Any remaining full and fractional shares will continue to be held in the participant's account. Certificates for fractional shares will not be issued under any circumstances.

18.      How may certificates be deposited with Plan shares?

         A Participant may deposit with the Plan Administrator certificates for shares of the Company's Common shares registered in his/her name for credit under the Plan. Because the Participant bears the risk of loss in sending certificates to the Plan Administrator, certificates should be sent by registered mail, return receipt requested, and properly insured to the address specified in Item 3., as amended. If certificates are later issued either upon request of the Participant or upon termination of participation, new, differently numbered certificates will be issued.

Withdrawal from the Plan
------------------------

19.      How does a participant withdraw from the Plan?

         A participant may terminate the account at any time by writing to the Plan Administrator. Any such notice received after a dividend record date shall not be effective until dividends paid for such record date have been credited to the participant's account. The Company may terminate the account at any time by notice in writing mailed to the participant. A participant requesting termination may elect to receive either stock or cash for all full shares in the account. If cash is elected, the Company will sell such shares at the current market value and the Plan Administrator will send the net proceeds to the participant, after deducting brokerage commissions and service charges. If no election is made in the request for termination, stock will be issued for full shares. In either case, the participant will receive cash at the current market value in lieu of any fractional interest in a share.

20. Can a participant re-enter the Plan after terminating his or her participation?

         Yes. A Shareholder may rejoin at any time upon submitting a new Authorization Form.

Other Information
-----------------

21.      May the Plan be changed or discontinued?

         The Company shall have complete authority in its sole discretion to suspend or terminate the Plan, in whole or part, or to amend the Plan.

22. What are the federal income tax consequences of participation in the Plan?

         For federal income tax purposes, a participant in the Plan will be treated as having received a dividend equal to the fair market value of the full and fractional common shares purchased with reinvested dividends and the brokerage commissions and service charges attributable to such shares which are paid by the Company. Each statement of account will indicate the fair market value of the common shares purchased with reinvested dividends. The portion of commissions and charges paid by the Company allocated to the participant's shares will be listed on the annual tax statement.

23.      When and how are gains and losses determined?

         A participant will realize gain or loss whenever full shares purchased under the Plan are sold or exchanged or whenever the participant receives a cash payment for a fractional share credited to his or her account. The amount of gain or loss will be the difference between the amount received by the participant for his or her full or fractional shares and his or her tax basis therefor. The tax basis of a share will be its gross purchase price (before the 5% discount) under the Plan plus the portion of commissions and charges paid by the Company attributable to such shares.

24.      When does the holding period begin?

         The holding period for common shares acquired pursuant to the Plan, whether by reinvested dividends or voluntary cash payments, will begin on the day the common shares are purchased, which will be no later than the date on which shares are allocated to a participant's account under the Plan.

         All participants in the Plan are urged to consult their own tax advisers to determine the particular tax consequences which may result from their participation in the Plan and the subsequent disposal of common shares acquired under the Plan.

25. How is a rights offering, stock dividend or stock split handled under the Plan?

         If the Company sells additional common shares through a rights offering, the rights will be forwarded to the participants for their disposition. Any shares of Common Stock issued upon the exercise of such rights shall not become participating shares. Any stock dividend or shares resulting from a stock split in respect of a participant's common shares held under the Plan will be credited to the participant's account.

26.      How will a participant's shares held under the Plan be voted?

         The Plan Administrator will forward proxies to participants and will vote a participant's full shares and fractional interests held under the Plan in accordance with instructions received from the participant. If a participant does not return a signed proxy, his or her shares will not be voted.

27. What is the responsibility of the Company and the Plan Administrator under the Plan?

         Neither the Company nor the Plan Administrator shall be liable under the Plan for any act performed by it in good faith or for any good faith omission to act, including, without limitation, any claims of liability (i) arising out of the termination of, or failure to terminate, a participant's account; (ii) with respect to the purchase of common shares, the prices at which common shares are purchased for the participant's account, the times such purchases are made, the decision whether to purchase common shares from the Company, fluctuations in the market value of common shares; and (iii) concerning any matters relating to the operation or management of the Plan.

                           COMMON STOCK OF THE COMPANY
                           ---------------------------

         The Company's authorized capital stock consists of 20,000,000 shares of Common Stock, par value $5.00 per share. Holders of Common Stock have no preemptive rights and there are no conversion rights or redemption or sinking fund provisions applicable to shares of Common Stock. Holders of Common Stock are entitled to dividends and other distributions as and when declared by the Board of Directors out of assets legally available therefor. In the event of the liquidation, dissolution and winding up of the Company, the holders of Common Stock are entitled to receive ratably all of the assets of the Company available for distribution after satisfaction of all liabilities of the Company.

Voting Rights
-------------

         Each share of Common Stock is entitled to one vote on each matter submitted to a vote of the Shareholders. The Board of Directors is elected on a staggered basis with approximately one-third of all directors elected each year. Shareholders do not have cumulative voting rights with respect to any matters to be voted upon, including the election of directors. Without cumulative voting, the holders of a majority of the outstanding voting stock could elect all of the directors.

Dividend Rights
---------------

         Holders of the Common Stock will be entitled to dividends when, as, and if declared by the Board of Directors of the Company out of funds legally available for the payment of dividends. Under New York State corporation law, dividends are payable out of surplus only, and may be declared and paid by the Company except when the Company currently is insolvent or would thereby be made insolvent.

Other Matters
-------------

         Norwest Bank Minnesota, N.A., is the transfer agent for the Company. During any time period in which the shares of the Common Stock are not listed on a national securities exchange or are not regularly quoted in an over-the-counter market by one or more members of a national or an affiliated securities association, the ten largest Shareholders of the Company will jointly and severally be personally liable for all debts, wages and salaries due and owing to any of the Company's laborers, servants or Employees (other than contractors) for services performed by them for the Company. Except as indicated above, no holders of the Common stock will be personally liable for the debts of the Company. Except as indicated above, no holders of the Common Stock will be personally liable for the debts of the Company.

Anti-takeover Provisions
------------------------

         The Certificate of Incorporation and Bylaws of the Company contain provisions designed to assure continuity of management and to discourage sudden changes in control of the Board of Directors by a party seeking control of the Company.

Omission of Cumulative Voting
-----------------------------

         The omission of cumulative voting from the Company's Certificate of Incorporation may be considered anti-takeover in nature. Cumulative voting entitles each Shareholder to as many votes as equal the number of shares owned by him or her multiplied by the number of directors to be elected. A Shareholder may cast all these votes for one candidate or distribute them among any two or more candidates. Cumulative voting is optional under the New York State Business Corporation Law.

Opposition to a Tender Offer
----------------------------

         The Certificate of Incorporation enables the Board of Directors to oppose a tender or other offer for its securities on the basis of factors other than economic benefit to Shareholders, such as the impact the acquisition of the Company would have on the community, the effect of the acquisition upon employees, depositors and customers, and the reputation and business practices of the tender offeror.

Classification of Board of Directors
------------------------------------

         The Certificate of Incorporation provides for the division of the Board of Directors into three classes, as nearly equal as possible. Each class of directors is elected for a term of three years. As a result, only one class of directors is elected at each annual meeting of the Shareholders of the Company. Any vacancy on the Board may be filled by a majority vote of the remaining directors. Directors elected in this manner to fill a vacancy will serve only until the next election of the directors by the Shareholders, at which time the Shareholders will elect a new director to serve the unexpired portion of the vacated term.

         This provision would extend the time required to change control of the Board and would tend to discourage any unauthorized takeover bids for the Company. Under this classification provision, it may require at least two annual meetings for even a majority of the Shareholders to make a change in control of the Board.

Special Approval Requirements for Certain Business Combinations
---------------------------------------------------------------

         Legal requirements applicable to the Bank require that 66-2/3% of the outstanding shares of the Bank Stock approve business combinations. Under New York State corporation law, and in the absence of any additional requirements imposed by a corporation's certificate of incorporation, mergers, consolidations and most other business combinations must also be approved by 66-2/3% of the outstanding shares. Thus, a takeover bidder could acquire two-thirds of the outstanding common stock through any combination of private purchase, open market purchase or tender offer, and then complete the acquisition by a business combination such as a merger, sale of assets or other transaction and thus force out the remaining one-third.

         Instead, the Certificate of Incorporation of the Company adopts a standard for business combinations which requires the approval of (i) the holders of 75% of the Company's outstanding stock, provided that such transaction has received the prior approval of 66-2/3% of the entire Board of Directors, or (ii) the holders of 66-2/3% of the Company's outstanding stock, provided that such transaction has received the prior approval of 80% of the entire Board of Directors.

         In addition, business combinations involving the Company or any of its subsidiaries and a Shareholder who owns, directly or indirectly not less than 5% of the voting shares of the Company, shall require the approval of a least 95% of the Company's outstanding capital stock, unless certain conditions are met regarding the consideration to be received by Shareholders of the Company as well as other financial requirements.

Vote Required to Amend Certain Provisions
-----------------------------------------

         The Certificate of Incorporation provides that those Articles relating to opposition to tender offers, classification of the Board, and certain business combinations, may not be amended, altered, changed, or repealed without the affirmative vote of at least 80% of the outstanding shares entitled to vote.

Nominations for Directors
-------------------------

         The Bylaws of the Company provide that, with certain exceptions, nominations of candidates for election as directors of the Company, other than those made by directors of the Company, must be made in writing by Shareholders entitled to cast at least five (5%) percent of the outstanding capital stock, and delivered or mailed to the Secretary of the Company not less than thirty
(30) days prior to any Shareholders' Meeting called for the election of directors. The notification must contain certain information, to the extent known to the nominating Shareholder. This provision could be viewed as anti-takeover in nature since it may make it more difficult for Shareholders to nominate candidates and may give an advantage to incumbent management's nominees.

Advance Notice: Preferred Stock
-------------------------------

         The Company's Bylaws contain restrictions that may discourage other persons from attempting to acquire control of the Company, including, without limitation, a Board of Directors that has prohibitions on shareholder action by written consent and advance notice requirements respecting matters to be voted upon at all Shareholders' Meetings. In addition, the Company's Charter authorizes the issuance of up to 250,000 shares of preferred stock. The rights and preferences for any series of preferred stock may be set by the Board of Directors, in its sole discretion and without shareholder approval, and the rights and preferences of any such preferred stock may be superior to those of Common Stock and thus may adversely affect the rights of holders of Common Stock.

         The overall effect of the Certificate of Incorporation and Bylaw provisions described above may be to deter a future tender offer or other takeover attempt that some shareholders might view to be in their best interests as the offer might include a premium over the market price of the Company's Common Stock at that time. In addition, these provisions may have the effect of assisting the Company's current management in retaining its position and place it in a better position to resist changes which some Shareholders may want to make if dissatisfied with the conduct of the Company's business. In addition, the existence of the Company's Executive Severance Plans could add somewhat to the cost of a takeover of the Company. Furthermore, the Company's Employee Stock Ownership Plan may, depending upon its future size or the percentage of outstanding Company stock it may own in the future, be used in defense of a contested takeover. There are no other anti-takeover provisions in the Certificate of Incorporation or Bylaws, and there are no present plans to adopt other anti-takeover provisions.

                                     EXPERTS
                                     -------

         The consolidated financial statements incorporated in this prospectus by reference from State Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche, LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    LEGALITY
                                    --------

         The legality of Common Stock covered hereby has been passed upon for the Company by Lamb & Barnosky, LLP, 534 Broadhollow Road, Melville, New York 11747-9034, Counsel to the Company. Gary Holman, a member of the firm, is the Vice Chairman of the Board of Directors of the Company and beneficially owns 51,178 shares of the Company's Common Stock. Another member of the firm owns 10,527.114 shares of the Company's Common Stock and a third member of the firm owns 175.973 shares of the Company's Common Stock. The firm's Profit Sharing Plan owns 5,984 shares of the Company's Common Stock.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
                 -----------------------------------------------

         There are hereby incorporated by reference in this Prospectus the following documents filed by the Company with the Commission (File No. 0-14874):

(a) Annual Report on Form 10-K for the year ended December 31, 1999, filed pursuant to Section 13 of the Exchange Act;

(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed pursuant to Section 13 of the Exchange Act; and

(c) The Company's definitive Proxy Statement dated March 17, 2000, for the Annual Meeting of Shareholders held on April 18, 2000, filed pursuant to Section 14 of the Exchange Act.

         All reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                              AVAILABLE INFORMATION
                              ---------------------

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at Judicial Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street - Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, New York, New York 10048. Copies of such materials may also be obtained from the Public Reference Section of the Commission at its Washington address, by mail at prescribed rates.

         This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Common Stock offered hereby. This Prospectus omits certain of the information contained in the Registration Statement and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Common Stock hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

         No person has been authorized to give any information or to make any representation not contained in this Prospectus, and if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the securities to which this Prospectus relates in any jurisdiction to or from any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither delivery of this Prospectus nor any sale of securities to which this Prospectus relates shall, under any circumstances, create any implication that there has been no change in the affairs or condition of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

         The Company will provide without charge a copy of any or all of the documents mentioned above (other than exhibits to such documents) to each person receiving this Prospectus who requests them. Requests for such copies should be addressed to Brian K. Finneran, Secretary, State Bancorp, Inc., 699 Hillside Avenue, New Hyde Park, New York 11040, (516) 465-2200.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, to any person in any person in any jurisdiction in which such offer to sell or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.




                             1,000,000 shares






                            STATE BANCORP, INC.


                            -------------------

                                 PROSPECTUS

                            -------------------




-------------------

 TABLE OF CONTENTS

-------------------


Prospectus Summary ..................................2

The Company..........................................2

The Offering; The Plan; Use of Proceeds..............2

Effective date of Plan...............................3

Explanation of Dividend Reinvestment and
         Stock Purchase Plan.........................3

Common Stock of the Company..........................8

Experts..............................................10

Legality.............................................10

Incorporation of Certain Documents
               by Reference..........................11

Available Information................................11

PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS
                 --------------------------------------

Item 14.      Other expenses of issuance and distribution
              -------------------------------------------

         The estimated expenses in connection with the issuance and distribution of the securities being registered are:

         SEC Filing Fees                   $ 3,300
         Legal Fees and Expenses             8,000
         Printing Fees                       2,500
         Miscellaneous                       2,500
                                           -------
         Total                             $16,300

Item 15.      Indemnification of Directors and Officers
              -----------------------------------------

         Sections 721-726 of the Business Corporation Law of New York grant each corporation organized thereunder certain powers to indemnify its officers and directors against liability for certain of their acts. Article V of the registrant's By-Laws generally provides that the registrant shall, to the full extent permitted by Sections 721-726 of the Business Corporation Law of New York, as from time to time amended, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was a Director or Officer of the Corporation or of any of its subsidiaries.

         In addition, Article V of the registrant's by-laws provide that the registrant may, to the full extent permitted by the New York Business Corporation Law, as amended from time to time, indemnify all persons whom it is empowered to indemnify pursuant thereto.

Item 16.      Exhibits
              --------

Exhibit 4(a)      Instruments defining the rights of security holders *

Exhibit 4(b) State Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan No. 2

Exhibit 5         Opinion of Lamb & Barnosky, LLP

Exhibit 23(a)     Independent Auditors' Consent

Exhibit 23(b)     Consent of Lamb & Barnosky, LLP (included as part of
                  Exhibit 5)

* Incorporated by reference to Exhibit B to the Company's registration statement on Form S-4 filed February 3, 1986, File No. 33-2958.

Item 17.      Undertakings
              ------------

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Nassau, New York on June 27, 2000.

                             STATE BANCORP, INC.

                             By:    s/Thomas F. Goldrick, Jr.
                                    -------------------------
                                      Thomas F. Goldrick, Jr.
                                      Chairman & Chief Executive Officer

                             Date:  June 27, 2000
                                    -------------

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                        Title                               Date
---------                        -----                               ----

s/Thomas F. Goldrick, Jr.                                            6/27/00
-------------------------        Chairman of the Board               -------
Thomas F. Goldrick, Jr.          and Chief Executive Officer


s/Daniel T. Rowe                                                     6/27/00
----------------                 President                           -------
Daniel T. Rowe


s/Richard W. Merzbacher                                              6/27/00
-----------------------          Vice Chairman                       -------
Richard W. Merzbacher



s/Brian K. Finneran                                                  6/27/00
-------------------              Secretary and Chief                 -------
Brian K. Finneran                Financial Officer



s/Gary Holman                                                        6/27/00
-------------                    Vice Chairman of the Board          -------
Gary Holman



s/J. Robert Blumenthal                                               6/27/00
----------------------           Director                            -------
J. Robert Blumenthal



s/Carl R. Bruno                                                      6/27/00
---------------                  Director                            -------
Carl R. Bruno

Signature                        Title                               Date
---------                        -----                               ----


-----------------                Director
Arthur Dulik, Jr.



s/Joseph F. Munson                                                   6/27/00
------------------               Director                            -------
Joseph F. Munson



s/John F. Picciano                                                   6/27/00
------------------               Director                            -------
John F. Picciano



s/Suzanne H. Rueck                                                   6/27/00
------------------               Director                            -------
Suzanne H. Rueck

                                 EXHIBIT 4(b)

                             STATE BANCORP, INC.

              DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN (2000)
                          (as adopted May 23, 2000)

1.       Purpose
         The purpose of the STATE BANCORP, INC. Dividend Reinvestment and Stock Purchase Plan (the "Plan") is to provide Participants with a convenient way to reinvest dividends received on Common Stock and to purchase additional shares of Common Stock through Supplemental Payments. The Company believes that participation in the Plan will help to achieve the unity of purpose essential to the continued growth of the Company and will be for the mutual benefit of the Company and the Participants.
2.       Definitions
         The following defined terms, which are capitalized throughout the Plan, shall have the meanings set forth in this Section.
         "Agent" shall mean the Agent appointed in accordance with Section 4 hereof.
         "Common Stock" shall mean whole or fractional shares of the Company's Common Stock, par value $5.00 per share.
         "Company" shall mean STATE BANCORP, Inc., a New York corporation, and its successors and assigns.
         "Dividends" shall mean any cash dividends, as declared from time to time, on the Common Stock.
         "Fair Market Value" shall mean the closing price for shares of Common Stock on the stock exchange on which the Common Stock is listed on the last business day of the calendar quarter immediately preceding the Investment Date. If and when the Company ceases to be listed on a stock exchange, but is quoted on the over-the-counter market through NASDAQ, "Fair Market Value" shall mean the closing bid for shares of Common Stock as so quoted on the last business day of the calendar quarter immediately preceding the Investment Date. If the Company's Common Stock is no longer quoted on the NASDAQ system and is not listed on any stock exchange, or if no bid price is quoted on the NASDAQ system on such date, then "Fair Market Value" shall be determined by the Company's Board of Directors in accordance with any reasonable valuation method.
         "Investment Date" shall mean (i) in the case of the Dividend Reinvestment portion of the Plan, any date on which the Agent receives Dividends pursuant to Section 6.03, and (ii) in the case of Supplemental Payments portion of the Plan, five (5) business days after the last day of the calendar quarter in which the Agent receives Supplemental Payments pursuant to Sections 7.01 and 7.02.
         "Participating Shares" shall mean the whole and fractional shares of Common Stock owned by a Participant which are either designated as Participating Shares by the Participant pursuant to Section 6.02 or held by the Agent for the Participant pursuant to Section 10.01, 10.03 or 11.01.
         "Plan" shall mean this Dividend Reinvestment and Stock Purchase Plan of the Company and any amendments hereto.
         "Shareholder" shall mean any record owner of Common Stock.
         "Subsidiary" shall mean any subsidiary owned directly or indirectly by the Company.
         "Supplemental Payments" shall mean payments of the type described in
Section 7 hereof.

3.       Effective Date
         The Plan shall become effective on June 30, 2000, provided that before that date the Company has been advised by its counsel that the Company has complied with all applicable legal requirements, including applicable securities laws, relating to the Plan. Notwithstanding the foregoing, no shares shall be distributed under this Plan until all shares of stock set aside in the Dividend Reinvestment and Stock Purchase Plan of the Company adopted May 25, 1993 have been distributed.
4.       Administration
         4.01 The Company shall have complete authority in its sole discretion to make, interpret and administer such rules and regulations as it deems necessary to implement and administer the Plan, and any determination, decision or action of the Company in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any and all persons claiming under or through any Participant.
         4.02 The Company shall appoint a financial institution selected by the Company in its sole discretion (the "Agent") to administer certain tasks relating to the Plan as provided herein or as otherwise designated by the Company.
5.       Eligibility
         5.01 Any Shareholder who is a resident of the United States of America is eligible to participate in the Plan. To enroll in the Plan, a Shareholder must submit a properly completed enrollment form to the Agent in accordance with rules and regulations established by the Company.
         5.02 A broker or nominee who is a record owner of Common Stock may participate in the Plan on behalf of a beneficial owner of Common Stock.

6.       Dividend Reinvestment
         6.01 Any participant may elect to participate in the Plan with respect to all or any portion of the shares of Common Stock registered in his name, and such shares designated by the Participant shall thereupon be Participating Shares.
         6.02 A Participant shall make an initial election as to the number of his Participating Shares upon enrollment in the Plan. The Participant may from time to time thereafter make elections to change the number of his Participating Shares, and such elections shall become effective in accordance with rules and regulations established by the Company.
         6.03 As and when Dividends are paid on the Common Stock, the Company shall promptly pay to the Agent all Dividends payable on Participating Shares (less tax withheld, if any).
7.       Supplemental Payments
         7.01 Any Participant may make Supplemental Payments at such time or times as may be established by the company; provided, however, that no Participant may make Supplemental Payments to be applied on any one Investment Date in excess of TEN THOUSAND DOLLARS ($10,000.00), or less than ONE HUNDRED DOLLARS ($100.00).
         7.02 All Supplemental Payments shall be made to the Agent. Participants shall make Supplemental Payments by check, or such other means as the Company shall determine.
         7.03 Supplemental Payments will be held by the Agent, without interest, until the Investment Date.

8.       Purchases of Common Stock
         8.01 The Company will set aside 1,000,000 shares of Common Stock to be available for purchase under the Plan, subject to adjustment as provided in Section 15 hereof.
         8.02 The Agent shall apply the Dividends received in accordance with Section 6 hereof and any Supplemental Payments received in accordance with
Section 7 hereof to the purchase of shares of Common Stock from the Company or on the open market, and shall allocate such shares (including fractional shares) to each Participant in accordance with the amount of Dividends and/or Supplemental Payments received with respect to the Participant. The Agent shall apply Dividends and any Supplemental Payments to the purchase of Common Stock on each Investment Date or as soon as practicable thereafter. The purchase price to each Participant of Common Stock purchased from the Company shall be determined in the sole discretion of the Company, but shall not be less than ninety-five percent (95%) of the Fair Market Value of the Common Stock on the last business day of the calendar quarter immediately preceding the Investment Date involved or less than the par value of the Common Stock. The purchase price to each Participant of Common Stock purchased on the open market shall normally be the weighted average price of the Common Stock so purchased.
         8.03 The Company shall adopt a written policy setting forth the circumstances under which the Agent is to purchase Common Stock from the Company and the circumstances under which the Agent is to purchase Common Stock on the open market and may amend such policy from time to time.

9.       Commingling of Funds
         The Agent may commingle the funds of a Participant with those of other Participants.
10.      Custody of Purchased Common Stock; Issuance of Certificates to
Participants
         10.01 Except as set forth in Section 10.02 below, the Agent shall hold as custodian for the Participants, in the name of the Agent or in the name of a nominee, all of the Common Stock purchased pursuant to the Plan.
         10.02 If a Participant so requests in writing at the time, the Agent shall deliver to the Participant one or more certificates, registered in the name of the Participant, for all or any portion of the whole shares of Common Stock held by the Agent for the Participant. The shares represented by such certificates which are delivered to the Participant shall continue to be Participating Shares, unless appropriate election is made pursuant to Section
6.02 or Article 13.
         10.03 A Participant may deliver to the Agent one or more certificates for shares of Common Stock owned by such Participant and registered in the Participant's name, duly endorsed for transfer and with the Participant's signature properly guaranteed. The shares represented by such certificate or certificates shall be held by the Agent as custodian for the Participant in the name of the Agent or in the name of a nominee, subject to all of the other provisions of this Plan.
11.      Non-cash Dividends and Distributions: Rights Offerings
         11.01 Absent an election by the Participant to the contrary, if any dividends on any Participating Shares are paid in Common Stock, or if Common Stock is distributed on account of Participating Shares in connection with any stock split or similar transaction, then such Common Stock shall be delivered by the Company to the Agent and shall be held by the Agent for the Participant, and all such shares shall become Participant Shares.
         11.02 If rights to subscribe to Common Stock are distributed on account of Participating Stock in connection with any offering of shares of Common Stock by the Company, then such rights shall be delivered by the Company to the Agent, which shall deliver same to the Participant, who shall have the sole right to exercise the rights, or to sell, assign or transfer them. Any shares of Common Stock issued upon the exercise of such rights shall not become Participating Shares unless delivered to the Agent pursuant to Section 10.03.
12.      Records; Reports to Participants; Voting Rights
         12.01 The Agent shall establish and maintain a separate account under the Plan for each Participant and shall maintain all accounting and other records necessary to prepare the report described in Section 12.02 hereof.
         12.02 As promptly as practicable after each purchase of Common Stock pursuant to the Plan, the Agent shall prepare and send to each Participant whose Dividends and/or Supplemental Payments have been applied to such purchase, a report of all transactions in his account since the last such report, including a statement of the number of shares of Common Stock held for the Participant, the amount of Dividends allocable to the Participant, the amount of any Supplemental Payments made by the Participant, and the amount of Common Stock purchased for the Participant and the price paid for such stock.
         12.03 The Agent, in cooperation with the Company, shall furnish each Participant who is not a holder of record of Common Stock with all annual, quarterly and other reports distributed generally to the Company's shareholders.

         12.04 The Agent, in cooperation with the Company, shall furnish each Participant with all proxy material, including a form of proxy, relating to any annual or special meeting of the Company's shareholders. Such form of proxy shall cover all whole shares of Common Stock held for a Participant under the Plan and shall be voted as and to the extent specified thereon by the Participant. The Agent shall have no authority to vote any shares of Common Stock held for any Participant, whether or not a Participant votes them.
         12.05 The Company and the Agent shall cooperate in taking all actions reasonable to assure accurate reporting to Participants and to the Internal Revenue Service of Dividends paid and any taxes withheld thereon; provided, however, that no action or failure to act on the part of the Company or the Agent shall relieve any Participant of any tax which may be payable on Dividends or otherwise in connection with the Plan.
13.      Termination of Participation
         A Participant may terminate his participation in the Plan at any time by giving to the Agent written notice of such termination (which notice shall be effective two (2) business days after receipt by the Agent) or by withdrawing pursuant to Section 6.02 all of his whole shares of Common Stock which are Participating Shares. The participation of a Participant shall also terminate automatically upon the Agent's receipt of written notice of the death of the Participant or upon the Company giving written notice to the Participant in the event of any termination of the Plan pursuant to Section 14. Upon any such termination, the affected Participant or his designated beneficiary shall receive certificates, registered in his name, for the number of whole shares of Common Stock held for the Participant, together with a check for the Fair Market Value (as of the date participation is terminated) of any fractional shares of Common Stock held; provided, however, that the Company may permit a Participant to request that the Agent sell all or any portion of the whole shares of Common Stock held for the Participant, with the Participant receiving the proceeds from such sale less any brokerage commissions and fees. After any such termination, any Dividends (or other distributions) and/or Supplemental Payments received shall be forwarded to the Participant.
14.      Amendment and Termination of the Plan
         The Company shall have complete authority in its sole discretion to suspend or terminate the Plan, in whole or in part, or to amend the Plan.
15.      Dilution and Other Adjustments
         15.01 If the outstanding shares of Common Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company, with or without receipt of consideration by the Company, through a reorganization, merger, recapitalization, reclassification, stock split, stock consolidation, stock dividend, or similar event, then an appropriate and proportionate adjustment shall be made in the number and kind of shares or other securities covered by the Plan.
         15.02 Adjustments under Section 15.01 hereof shall be made by the Company, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive.
16.      Construction
         As used herein, the singular shall include the plural and vice versa, and the masculine shall include the feminine.
17.      Governing Law
         The interpretation and performance of the Plan shall be governed by the laws of the State of New York.



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


                                   EXHIBIT 5

                         OPINI0N OF LAMB & BARNOSKY, LLP



                        [Lamb & Barnosky, LLP Letterhead]



                                                     June 8, 2000



State Bancorp, Inc.
699 Hillside Avenue
New Hyde Park, New York 11040

                  Re:   State Bancorp, Inc.
                        Registration Statement on Form S-3
                        ----------------------------------

Dear Board of Directors and Shareholders of State Bancorp, Inc.:

In connection with the above-referenced registration statement on Form S-3 pertaining to the State Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan No. 2 (the "Plan"), we have acted as Counsel to the Corporation, and have examined all documents, transactions and questions of law which we have deemed necessary and appropriate for purposes of rendering the following opinion.

Based on our examination, it is our opinion that when the registration statement on Form S-3 becomes effective under the Securities Act of 1933, those shares of $5.00 par value Common Stock of the corporation issued or distributed thereunder and paid for in accordance with the terms of the Plan will be duly authorized, validly issued, fully-paid and nonassessable.

We hereby consent to the reference to our firm and to this opinion appearing in the prospectus filed as part of the registration statement on Form S-3, as well as any amendments or supplements thereto, and we further consent to the use of this opinion as an exhibit to such registration statement.

                                                     Very truly yours,

                                                     /s/ Gerald P. Rosenberg

                                                     Gerald P. Rosenberg



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



                                 Exhibit 23 (a)


                          INDEPENDENT AUDITORS' CONSENT




Deloitte & Touche, LLP
1700 Market St.
Philadelphia, PA 19103-3984


We consent to the incorporation by reference in this Registration Statement of State Bancorp, Inc. on Form S-3 of our report dated January 28, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of State Bancorp, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

s/Deloitte & Touche, LLP

June 27, 2000



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